Exhibit 99.3
RESTATED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The following unaudited pro forma condensed combined financial statements have been prepared by the management of Sparton Corporation (“Sparton”) and have been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of Sparton and Hunter Technology Corporation (“Hunter”). Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements give effect to the following:

•
Sparton’s acquisition of Hunter, effective April 14, 2015 for an all cash payment of $55.8 million, plus a $2.7 million discounted estimated fair value of additional consideration payable in relation to additional consideration of up to $13.0 million contingent upon Hunter attaining certain performance thresholds during the twelve month period following the Transaction.

•
The borrowing of $55.9 million from Sparton’s revolving line-of-credit facility at an average rate of 1.52% for the year ended June 30, 2014 and $58.6 million ($55.9 million plus $2.7 million earnout payment) at an average rate of 1.54% for the nine months ended March 31, 2015 to finance the acquisition of Hunter;

•	The payment of $336 thousand of transaction costs and $353 thousand of financing costs paid after March 31, 2015.

Hunter acquired certain assets of NBS Design, Inc. ("NBS") for $3.4 million in October 2013 and certain assets of Spectral Response, LLC ("Spectral") for $4.4 million in March 2014. Additionally, Hunter sold all of the assets of Spinnaker Microwave, Inc. ("Spinnaker") in October 2014. None of these transactions are significant in size to Sparton and therefore no pro forma effects of the acquisitions and disposition of these businesses have been made within these unaudited pro forma combined financial statements.

The unaudited pro forma condensed combined balance sheet is presented as if the consummation of the acquisition, revolver borrowing and payment of transaction and financing costs (collectively, the “Transaction”) had occurred on March 31, 2015 and is based on the unaudited balance sheets of Sparton and Hunter on that date. The unaudited pro forma condensed combined statements of income are presented as if the Transaction had occurred on July 1, 2013, the first day of Sparton’s 2014 fiscal year ended June 30, 2014.
Due to the fact that the end dates of Sparton’s and Hunter’s fiscal periods differ, and in order to present pro forma results for comparable periods,

•
the unaudited pro forma condensed combined statement of income for the year ended June 30, 2014 is presented based on Sparton’s audited results for its fiscal year ended June 30, 2014 and Hunter’s unaudited results for its twelve months ended June 30, 2014. (Hunter’s fiscal year end was December 31);

•
the unaudited pro forma condensed combined statement of income for the nine months ended March 31, 2015 is presented based on Sparton’s unaudited results for its nine months ended March 31, 2015 and Hunter’s unaudited results for its nine months ended March 31, 2015.

The acquisition will be accounted for under the acquisition method of accounting, which requires the total acquisition cost of $55.0 million, net working capital adjustment of $0.8 million and the $2.7 million estimated fair value of additional consideration payable to be allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the total acquisition costs over the amounts allocated to Hunter’s net assets will be recognized as goodwill.
The process of valuing Hunter’s tangible and intangible assets and liabilities, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase price allocation adjustments included in the unaudited pro forma condensed combined financial statements are preliminary. A final valuation will be based on the actual net tangible and intangible assets of Hunter that existed as of the date of completion of the acquisition. Sparton currently expects that the process of determining the fair values of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of the consummation of the acquisition. During the measurement period (which is not to exceed one year from the acquisition date), Sparton is required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. Sparton may adjust the preliminary purchase price allocation after obtaining additional information regarding, among other things, asset valuations, liabilities assumed and revisions of previous estimates.

These estimated pro forma adjustments only give effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any net sales enhancements, cost savings from operating efficiencies, synergies or other benefits that could result from the acquisition, or the costs and related liabilities that would be incurred to achieve them.
The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Sparton would have been had the Transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or the financial position of Sparton.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Sparton and related notes filed with the Securities and Exchange Commission and with the consolidated financial statements of Hunter and related notes presented herein. All pro forma adjustments and their underlying assumptions are described more fully in the accompanying notes.

SPARTON CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2015
(Unaudited)
(Dollars in thousands)

	Sparton	Hunter	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$5,581	$230	$(575)	(a)	$5,236
Accounts receivable	46,332	12,439	—		58,771
Inventories	64,340	19,265	—		83,605
Other current assets	9,205	379	(3)	(b)(c)	9,581
Total current assets	125,458	32,313	(578)		157,193
Property, plant and equipment, net	29,777	2,970	—		32,747
Goodwill	54,688	329	22,138	(d)	77,155
Other intangible assets, net	25,383	—	17,600	(e)	42,983
Other long term assets	8,209	237	544	(b)(c)(f)	8,990
Total assets	$243,515	$35,849	$39,704		$319,068
Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$—	$5,993	$(5,993)	(g)	$—
Accounts payable	22,239	14,813	—		37,052
Other current liabilities	22,210	2,217	—		24,427
Total current liabilities	44,449	23,023	(5,993)		61,479
Long-term debt, less current portion	80,000	1,526	54,341	(g)(h)	135,867
Discounted estimated future earnout payment liability	—	—	2,700	(i)	2,700
Other long-term liabilities	7,147	178	—		7,325
Total liabilities	131,596	24,727	51,048		207,371
Commitments and contingencies
Shareholders’ Equity:
Common stock	12,388	706	(706)	(j)	12,388
Capital in excess of par value	15,800	—	—		15,800
Retained earnings	84,835	10,416	(10,638)	(j)(k)	84,613
Accumulated other comprehensive loss	(1,104)	—	—		(1,104)
Total shareholders’ equity	111,919	11,122	(11,344)		111,697
Total liabilities and shareholders’ equity	$243,515	$35,849	$39,704		$319,068
See Notes to pro forma condensed combined financial statements.

SPARTON CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2015
Description of Pro Forma Adjustments
(Unaudited)
(Dollars in thousands)

(a)	Represents cash paid for the transaction costs, net of tax ($222) and debt financing costs ($353).

(b)	Elimination of Hunter deferred taxes ($56 current asset and $75 long-term asset) as the acquisition was an asset purchase for tax purposes.

(c)	Record $319 of prepaid insurance under a representations and warranties policy obtained in conjunction with and recorded as part of the Transaction ($53 current, $266 non-current).

(d)
The elimination of Hunter's historical goodwill ($329) in accordance with acquisition accounting and the establishment of estimated goodwill resulting from the acquisition ($22,467) had the Transaction occurred on March 31, 2015. The preliminary fair value determination of goodwill at the acquisition date, April 14, 2015, is $24,260.

(e)	The increase in Hunter's intangible assets (customer relationships ($16,000) and non-compete agreements ($1,600)) based on a preliminary fair value determination.

(f)	Capitalized debt issuance costs incurred in connection with the acquisition ($353).

(g)	Eliminate Hunter's current portion of long term debt ($5,993) and non-current portion of long-term debt ($1,526), which were not included in the acquisition.

(h)	Reflects $55,867 in borrowings from the revolving credit facility incurred in connection with the acquisition.

(i)	Reflects $2,700 discounted estimated future earnout payment liability based on management's preliminary determination.

(j)	Elimination of shareholders' equity accounts of Hunter.

(k)	Transaction costs of the Transaction, net of tax, ($222) incurred after March 31, 2015.

SPARTON CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED JUNE 30, 2014
(Unaudited)
(Dollars in thousands, except per share amounts)

	Sparton	Hunter Restated	Pro Forma Adjustments		Pro Forma Combined Restated
Net sales	$336,501	$64,955	$—		$401,456
Cost of goods sold	271,686	56,573	—		328,259
Gross profit	64,815	8,382	—		73,197
Operating Expense (Income)
Selling and administrative expenses	35,698	5,101			40,799
Internal research and development expenses	1,169	—	—		1,169
Amortization of intangible assets	3,287	—	3,709	(a)	6,996
Restructuring charges	188	—	—		188
EPA related - net environmental remediation	4,238	—	—		4,238
Gain on acquisition of NBS	—	(3,075)	—		(3,075)
Gain on acquisition of Spectral	—	(1,337)	—		(1,337)
Other operating expense, net	(16)	—	94	(b)(c)	78
Total operating expense (income), net	44,564	689	3,803		49,056
Operating income	20,251	7,693	(3,803)		24,141
Other income (expense):
Interest expense	(838)	(234)	(686)	(d)(e)(f)	(1,758)
Other, net	189	—	—		189
Total other income (expense), net	(649)	(234)	(686)		(1,569)
Income before provision for income taxes	19,602	7,459	(4,489)		22,572
Provision for income taxes	6,615	53	(717)	(g)	5,951
Net income	$12,987	$7,406	$(3,772)		$16,621
Income per share of common stock:
Basic	$1.28				$1.64
Diluted	$1.28				$1.64
Weighted average shares of common stock outstanding:
Basic	10,109,915				10,109,915
Diluted	10,141,395				10,141,395
See Notes to pro forma condensed combined financial statements.

SPARTON CORPORATION
PPRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED JUNE 30, 2014
Description of Pro Forma Adjustments
(Unaudited)
(Dollars in thousands)

(a)
Additional amortization expense on an accelerated basis using a ten year life for customer relationships and on a straight-line basis using a two year life for non-compete agreements based on a preliminary fair value determination.

(b)	Increase in discounted estimated future earnout payment liability due to the passage of time ($41).

(c)	Additional amortization expense relating to prepaid representations and warranties insurance policy on a straight-line basis over six years ($53).

(d)	Elimination of pre-existing interest expense on Hunter's debt, which was not assumed by Sparton ($234).

(e)	Interest expense on the $55,867 borrowings on the revolving credit facility ($849) to finance the acquisition.

(f)	Additional amortization expense for capitalized debt issuance costs on a straight-line basis over approximately 4 1/2 years ($71).

(g)
Sparton's estimated effective tax rate of 33.7% was used to estimate tax expense on the above adjustments and to provide incremental tax expense on Hunter stand-alone results, after giving effect to permanent tax attributes of the gains on acquisitions. The combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sparton and Hunter filed consolidated returns for the period presented.

SPARTON CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED MARCH 31, 2015
(Unaudited)
(Dollars in thousands, except per share amounts)

	Sparton	Hunter Restated	Pro Forma Adjustments		Pro Forma Combined Restated
Net sales	$255,732	$58,946	$—		$314,678
Cost of goods sold	209,116	50,824	—		259,940
Gross profit	46,616	8,122	—		54,738
Operating Expense (Income)
Selling and administrative expenses	33,288	5,350	(102)	(a)	38,536
Internal research and development expenses	715	—	—		715
Amortization of intangible assets	4,209	—	2,564	(b)	6,773
Gain on acquisition of Spinnaker	—	(65)	—		(65)
Other operating expense (income), net	(39)	—	40	(c)	1
Total operating expense, net	38,173	5,285	2,502		45,960
Operating income	8,443	2,837	(2,502)		8,778
Other income (expense):
Interest expense	(1,559)	(249)	(472)	(d)(e)(f)	(2,280)
Other, net	127	—	—		127
Total other income (expense), net	(1,432)	(249)	(472)		(2,153)
Income before provision for income taxes	7,011	2,588	(2,974)		6,625
Provision for income taxes	1,120	20	(151)	(g)	989
Net income	$5,891	$2,568	$(2,823)		$5,636
Income per share of common stock:
Basic	$0.59				$0.56
Diluted	$0.59				$0.56
Weighted average shares of common stock outstanding:
Basic	9,874,185				9,874,185
Diluted	9,888,905				9,888,905
See Notes to pro forma condensed combined financial statements.

SPARTON CORPORATION
PPRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED MARCH 31, 2015
Description of Pro Forma Adjustments
(Unaudited)
(Dollars in thousands

(a)	Eliminate historical non-recurring transaction costs associated with the Transaction ($102).

(b)
Additional amortization expense on an accelerated basis using a ten year life for customer relationships and on a straight-line basis using a two year life for non-compete agreements based on a preliminary fair value determination.

(c)	Additional amortization expense relating to prepaid representations and warranties insurance policy on a straight-line basis over six years ($40).

(d)	Elimination of pre-existing interest expense on Hunter's debt, which was not assumed by Sparton ($249).

(e)	Interest expense on the $58,608 borrowings, which includes an estimated $2,741 earnout payment, on the revolving credit facility ($677) to finance the acquisition.

(f)	Additional amortization expense for capitalized debt issuance costs on a straight-line basis over approximately 4 1/2 years ($44).

(g)
Sparton's estimated effective tax rate of 34.0% was used to estimate tax expense on the above adjustments and to provide incremental tax expense on Hunter stand-alone results. The combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sparton and Hunter filed consolidated returns for the period presented.

Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)
Note 1. Conforming Periods
Sparton’s fiscal year end is June 30, while Hunter's fiscal year end was December 31. The latest interim period for Sparton is its nine months ended ended March 31, 2015, while Hunter’s latest interim period is its three months ended March 31, 2015. In order for the unaudited fiscal year pro forma results of Hunter to be comparative to the audited fiscal year results of Sparton, the unaudited pro forma condensed combined statement of income for the year ended June 30, 2014, is presented based on Sparton’s audited results for the fiscal year ended June 30, 2014 and Hunter’s unaudited results for its twelve months ended June 30, 2014. In order for the unaudited interim pro forma results of Hunter to be comparative to the unaudited interim pro forma results of Sparton, the unaudited interim results of Hunter reflect its nine months ended March 31, 2015.

Note 2. Basis of Presentation
The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of Sparton and Hunter with the acquisition accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-10. Certain reclassifications of prior period amounts have been made to conform to the current year presentation.

Note 3. Significant Accounting Policies
The unaudited pro forma condensed combined financial statements of Sparton do not assume any differences in accounting policies between Sparton and Hunter. Sparton will review certain accounting policies of Hunter and, as a result of that review, Sparton may identify differences between the accounting policies of the two companies, that if conformed, could have a material impact on the unaudited pro forma condensed combined financial statements. At this time, Sparton is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements.

Note 4. Preliminary Purchase Price Allocation
The Company’s acquisition of Hunter was accounted for as a purchase on April 14, 2015. The Company is in the process of obtaining valuations of certain tangible and intangible assets. The Transaction provides for additional consideration of up to $13.0 million contingent upon Hunter attaining certain performance thresholds during the twelve month period following the Transaction. The Company is in the process of obtaining a valuation of this contingent consideration liability as well. The preliminary purchase price presented here includes a preliminary $2.7 million discounted estimated fair value of additional consideration. Assets and liabilities are reflected here at their estimated fair values based on the following the contingent allocation of the preliminary purchase price (in thousands).

Cash	$719
Accounts receivable, net	10,354
Inventory	20,632
Prepaid expenses and other current assets	470
Property, plant and equipment	2,221
Goodwill	24,260
Other intangible assets	17,600
Other non-current assets	396
Total assets acquired	76,652
Accounts payable	15,799
Other current liabilities	2,112
Other non-current liabilities	174
Total liabilities assumed	18,085
Total preliminary purchase price	$58,567

Due to actual Hunter net asset balances as of March 31, 2015 being $1,793 higher than those balances as of the April 14, 2015 acquisition date, the projected goodwill balance reflected above of $24,260, is greater than displayed in the accompanying Pro Forma Condensed Combined Balance Sheet ($22,467).

Note 5. Transaction Costs
Sparton estimated that professional expenses related to the Transaction were approximately $438. These costs included fees for legal, accounting, financial advisory, due diligence, tax, valuation, printing and other various services necessary to complete the Transaction. In accordance with ASC 805-10, these fees were expensed as incurred. Sparton’s financial results for the nine months ended March 31, 2015 include $102 of expenses related to the Transaction. These costs have been eliminated in the pro forma adjustments to the nine months statement of income as these expenses will not have a continuing impact. Related costs incurred by Sparton after March 31, 2015, of $336 thousand have been reflected, net of income taxes, as a pro forma decrease in retained earnings in the pro forma condensed combined balance sheet.

(6) Restatement
These unaudited pro forma condensed combined financial statements are restated for the reclassification of certain Hunter expenses for the year ended December 31, 2013 and the reclassification and timing of recognition of certain Hunter expenses for the year ended December 31, 2014.  Such reclassifications and recognition timing did not affect the Hunter's consolidated financial condition or net income as previously reported for the years ended December 31, 2013 or 2014 or three months ended March 31, 2015, but did affect the net income for the pro forma fiscal year ended June 30, 2014 and the nine months ended March 31, 2015.  The Company reclassified certain expenses and changed the timing of recognition of certain expenses related to the "Gain on acquisition of NBS", “Gain on acquisition of Spectral” and the “Gain on sale of Spinnaker” as certain directly-related costs were not previously included in the calculations of the gains.

Gain on acquisition of NBS
Adjustments were necessary to properly record purchase accounting on the opening balance sheet of NBS. The adjustments reflects a $526 thousand excess and obsolete inventory reserve that was related to inventory from the acquisition of NBS. The amount was reclassified from cost of goods sold to the gain on purchase for the year ended December 31, 2013. The effect of the change in the recorded value of the net assets was to decrease the gain on acquisition of NBS and cost of goods sold by $526 thousand for the twelve months ended June 30, 2014.

Gain on acquisition of Spectral
Adjustments were necessary to properly record purchase accounting on the opening balance sheet of Spectral. The adjustments include a $1,495 thousand excess and obsolete inventory reserve that was related to inventory from the acquisition of Spectral. The amount was reclassified from cost of goods sold to the gain on acquisition for the year ended December 31, 2014. Additionally, the fair value of the net assets acquired decreased $91 thousand related to accounts receivable and accounts payable. The effect of the change in the recorded value of the net assets was to decrease the gain on acquisition of Spectral and cost of goods sold by $1,586 thousand and $1,715 thousand, respectively, and increase selling, and administrative expense by $194 thousand for the year ended June 30, 2014 and to increase cost of goods sold by $219 thousand and decrease selling and administrative expenses by $286 thousand for the nine months ended March 31, 2015.

Gain on the Sale of Spinnaker
In connection with the Company’s sale of Spinnaker, certain assets included in the sale were not properly reflected in the calculation of the gain. Specifically, inventory in the amount of $916 thousand was included in the net assets transferred to the acquirer but previously not included in the calculation of the gain. In order to properly reflect the gain, a reclassification has been made reducing the gain on sale and previously reported cost of goods sold for the nine months ended March 31, 2015.